EXHIBIT 32.1
CERTIFICATIONS of the
Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Regal Rexnord Corporation (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the three and nine months ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Louis V. Pinkham
Louis V. Pinkham
Chief Executive Officer

/s/ Robert J. Rehard
Robert J. Rehard
Executive Vice President Chief Financial Officer (Principal Financial Officer)
Date: October 30, 2025